                                                                      Exhibit 99


                                                        [INVERESK RESEARCH LOGO]


                    INVERESK RESEARCH REPORTS STRONG RESULTS
                          FOR THE THIRD QUARTER OF 2002

- STRONG 3RD QUARTER GROWTH:

      - Net service revenue up 19.4% to $55.9 million

      - Income from operations up 56% to $11.7 million

      - Diluted earnings per share at $0.24, up from $0.23 (pro forma) in Q2,
        2002

- SUSTAINED GROWTH FOR Q4 AND BEYOND

      - Q3 new business signings total $69.7 million

      - Year-to-date new business signings total $201.9 million

      - Full year EPS guidance increased to $0.85 - $0.87 (pro forma)

- YEAR-TO-DATE CASH FLOW FROM OPERATIONS OF $35.1 MILLION

CARY, NC, OCTOBER 28, 2002 - Inveresk Research Group, Inc. (Nasdaq: IRGI) today announced results for the quarterly period ended September 30, 2002. Net service revenue for the third quarter 2002 was $55.9 million, an increase of 19.4% over third quarter 2001 net service revenue presented on a similar basis. Income from operations in the third quarter 2002 was $11.7 million, an increase of 56% over income from operations earned in the third quarter 2001 on a similar basis.

Net income (before extraordinary item) for the third quarter of 2002 was $8.9 million, or $0.24 per share, on a diluted basis, the first quarter's earnings following our IPO in June 2002.

Net cash provided by the operating activities totalled $35.1 million in the first nine months of 2002, compared with $10.1 million in the first nine months of 2001. Including expenditure on the expansion of our two pre-clinical facilities in Montreal, Quebec and Edinburgh, Scotland, capital expenditure totalled $16.1 million in the first nine months of 2002 compared with $7.3 million during the same period in 2001.

New business signings totalled $69.7 million for the third quarter 2002, and $201.9 million for the first nine months of 2002. At September 30, 2002 backlog amounted to $206.1 million. Net day's sales outstanding were 35 days compared with 45 days at the end of 2001.

The Company attributes its higher than expected results to the continued strength of trading in its Pre-clinical and Clinical development businesses, improved activity levels in its Phase I clinical trials operations, a positive foreign exchange impact and a reduced average tax rate.

Commenting on the third quarter results, Walter Nimmo, President and Chief Executive Officer of Inveresk Research said, "Today's announcement of strong earnings and new business signings reflects our ability to deliver quality and high value added drug development services to our clients."

"Our strategy of maintaining a diverse service offering has proven to be very successful. Our Clinical business' profitability is ahead of target, while the Pre-clinical business maintained its record of strong revenue and profits growth."

"In light of our better than expected Q3 results, we are increasing fourth quarter EPS guidance by 10% to $0.21 - $0.23, giving full year pro forma EPS of $0.85 - $0.87."

"The solid revenue gain and new business signings demonstrates once again the confidence our clients place in Inveresk Research and its employees as providers of quality, high value-added drug development services."

In other developments, the first stage of expansion of the Company's Montreal operations is on schedule for completion by the end of this year. This initial extension will focus on the provision of specialty toxicology services and is already fully booked on a multi-year basis. Additional expansion of the Company's pre-clinical facilities in Edinburgh and Montreal is underway or planned.

"We are delighted that our expansion plans are now well on track at both our Montreal and Edinburgh facilities. The pre-sale of the first Montreal extension assures us that our strategy of expanding our pre-clinical facilities is supported by increasing demand for our specialist services." Dr. Nimmo added. "We will continue to grow Pre-clinical organically to address the needs of our clients."

                                   -- ends --

Conference Call and Webcast Information

Inveresk Research will host a live conference call and webcast today, October 28, 2002 at 10.00 a.m. EST to discuss its third quarter performance. To access the webcast, please visit http://www.inveresk.com. A replay of the webcast will be available shortly after the call until 5.00 p.m. EST on Monday, November 11, 2002.

Contacts:

Paul Cowan, Chief Financial Officer
Inveresk Research Group, Inc.
1 (919) 462 2354
paul.cowan@inveresk.com

Deborah Ardern-Jones
FD Morgen-Walke
1 (212) 850 5626
deborah.ardern-jones@fdmw.com

Information on Inveresk Research

Inveresk Research is a leading provider of drug development services to companies in the pharmaceutical and biotechnology industries. Through its Pre-clinical and Clinical business segments, the Company offers a broad range of drug development services, including pre-clinical safety and pharmacology evaluation services, laboratory sciences services and clinical development services. Inveresk Research is one of a small number of drug development services companies currently providing a comprehensive range of pre-clinical and clinical development services on a world-wide basis. The Company's client base includes major pharmaceutical companies in North America, Europe and Japan, as well as many biotechnology and speciality pharmaceutical companies. For more information on Inveresk Research, visit our Web site at http://www.inveresk.com.

Statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Factors that might cause such a difference include, but are not limited to, risks associated with: the reduction in research and development activities by pharmaceutical and biotechnology clients, changes in government regulations, the effects of interest rate fluctuations, our ability to attract and retain employees, the loss or delay of large contracts, our ability to efficiently manage backlog, our ability to expand our business through strategic acquisitions, competition within the industry and the potential adverse impact of health care reform. Further information about these risks and uncertainties can be found in the information included in the company's recent filings with the Securities and Exchange Commission, including the company's Registration Statement on Form S-1.

                          INVERESK RESEARCH GROUP, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                              13 WEEKS           14 WEEKS          39 WEEKS          39 WEEKS
                                                                ENDED              ENDED             ENDED             ENDED
                                                              SEPTEMBER          SEPTEMBER         SEPTEMBER         SEPTEMBER
                                                               30, 2002           30, 2001          30, 2002          30, 2001
                                                              -------------------------------     -------------------------------
Net service revenue .....................................     $     55,923      $     46,847      $    164,635      $    109,027
Direct costs ............................................          (27,780)          (24,289)          (81,977)          (59,502)
                                                              ------------      ------------      ------------      ------------
Gross profit ............................................           28,143            22,558            82,658            49,525
Selling, general and administrative expenses:
  Compensation expense in respect of share options and
  management equity incentives ..........................               --                --           (53,020)               --
  Stamp duty arising on change of ultimate parent company               --                --            (1,545)               --
  Other selling, general and administrative expenses ....          (13,759)          (12,731)          (41,533)          (29,637)
Depreciation ............................................           (2,689)           (2,344)           (7,510)           (5,703)
Amortization of goodwill and intangibles ................               --            (2,378)               --            (5,533)
                                                              ------------      ------------      ------------      ------------
Income (loss) from operations ...........................           11,695             5,105           (20,950)            8,652
Interest income .........................................               83                67               283               369
Interest expense and similar charges ....................             (989)           (6,507)          (10,206)          (12,536)
                                                              ------------      ------------      ------------      ------------
Income (loss) before income taxes .......................           10,789            (1,335)          (30,873)           (3,515)
Provision for income taxes ..............................           (1,869)             (626)           (4,958)           (1,436)
                                                              ------------      ------------      ------------      ------------
Net income (loss) before extraordinary item .............            8,920            (1,961)          (35,831)           (4,951)
Extraordinary item ......................................           (1,581)               --            (1,581)             (419)
                                                              ------------      ------------      ------------      ------------
Net income (loss) .......................................     $      7,339      $     (1,961)     $    (37,412)     $     (5,370)
                                                              ============      ============      ============      ============

Earnings (loss) per share pre extraordinary item:

    Basic ...............................................     $       0.25      $      (0.08)     $      (1.30)     $      (0.24)
    Diluted .............................................     $       0.24      $      (0.08)     $      (1.30)     $      (0.24)

Earnings (loss) per share post extraordinary item:

    Basic ...............................................     $       0.21      $      (0.08)     $      (1.35)     $      (0.26)
    Diluted .............................................     $       0.20      $      (0.08)     $      (1.35)     $      (0.26)


Number of shares and common stock equivalents used in computing loss per share:

    Basic ...............................................       35,570,449        23,469,088        27,637,956        20,760,275
    Diluted .............................................       37,385,219        23,469,088        27,637,956        20,760,275

                          INVERESK RESEARCH GROUP, INC.

                                SEGMENT ANALYSIS
                                ($ IN THOUSANDS)

                                                        13 WEEKS       14 WEEKS        39 WEEKS        39 WEEKS
                                                         ENDED          ENDED           ENDED           ENDED
                                                       SEPTEMBER      SEPTEMBER       SEPTEMBER       SEPTEMBER
                                                        30, 2002       30, 2001        30, 2002        30, 2001
                                                       ----------------------------  ---------------------------
NET SERVICE REVENUE:

Pre-clinical ........................................   $ 35,236       $ 27,998       $ 106,082       $  66,583
Clinical ............................................     20,687         18,849          58,553          42,444
TOTAL ...............................................     55,923         46,847         164,635         109,027

GROSS PROFIT:

Pre-clinical ........................................   $ 19,330       $ 14,850       $  58,755       $  34,443
Clinical ............................................      8,813          7,708          23,903          15,082
TOTAL ...............................................     28,143         22,558          82,658          49,525

GROSS PROFIT AS A % OF NET SERVICE REVENUE:

Pre-clinical ........................................       54.9%          53.0%           55.4%           51.7%
Clinical ............................................       42.6%          40.9%           40.8%           35.5%
TOTAL ...............................................       50.3%          48.2%           50.2%           45.4%

PRO FORMA INCOME FROM OPERATIONS:

Pre-clinical ........................................   $ 10,839       $  7,160       $  32,577       $  14,811
Clinical ............................................      2,786          1,531           5,937           2,308
Corporate overhead ..................................     (1,930)        (1,208)         (4,899)         (2,934)
TOTAL ...............................................     11,695          7,483          33,615          14,185

PRO FORM INCOME FROM OPERATIONS AS A % OF NET SERVICE

REVENUE:

Pre-clinical ........................................       30.8%          25.6%           30.7%           22.2%
Clinical ............................................       13.5%           8.1%           10.1%            5.4
TOTAL ...............................................       20.9%          16.0%           20.4%           13.0%

                          INVERESK RESEARCH GROUP, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
                                   PRO FORMA

                                                           13 WEEKS          14 WEEKS           39 WEEKS         39 WEEKS
                                                             ENDED             ENDED              ENDED            ENDED
                                                           SEPTEMBER         SEPTEMBER          SEPTEMBER        SEPTEMBER
                                                          30, 2002(i)         30, 2001         30, 2002(i)        30, 2001
                                                          -------------------------------     -------------------------------
Net service revenue .................................     $     55,923      $     46,847      $    164,635      $    109,027
Direct costs ........................................          (27,780)          (24,289)          (81,977)          (59,502)
                                                          ------------      ------------      ------------      ------------
Gross profit ........................................           28,143            22,558            82,658            49,525
Selling, general and administrative expenses:                  (13,759)          (12,731)          (41,533)          (29,637)
Depreciation ........................................           (2,689)           (2,344)           (7,510)           (5,703)
Amortization of goodwill and intangibles ............               --            (2,378)               --            (5,533)
                                                          ------------      ------------      ------------      ------------
Income (loss) from operations .......................           11,695             5,105            33,615             8,652
Interest income .....................................               83                67               283               369
Interest expense and similar charges ................             (648)           (6,507)           (2,636)          (12,536)
                                                          ------------      ------------      ------------      ------------
Income (loss) before income taxes ...................           11,130            (1,335)           31,262            (3,515)
Provision for income taxes ..........................           (1,971)             (626)           (7,229)           (1,436)
                                                          ------------      ------------      ------------      ------------
Net income (loss) ...................................     $      9,159      $     (1,961)     $     24,033      $     (4,951)
                                                          ============      ============      ============      ============

Earnings (loss) per share pre extraordinary item:

    Basic ...........................................     $       0.26      $      (0.08)     $       0.67      $      (0.24)
    Diluted .........................................     $       0.24      $      (0.08)     $       0.64      $      (0.24)

Number of shares and common stock equivalents used in computing loss per share (i):

    Basic ...........................................       35,831,318        23,469,088        35,696,350        20,760,275
    Diluted .........................................       37,646,089        23,469,088        37,511,121        20,760,275

NOTES:

(i)    Calculated as if the Company's IPO was effective from January 1, 2002.

                          INVERESK RESEARCH GROUP, INC.

                 RECONCILIATION OF PRO FORMA AND ACTUAL RESULTS
                         13 WEEKS ENDED SEPTEMBER, 2002
                                ($ IN THOUSANDS)

                                                                                                PRO FORMA
                                                                                              --------------
                                                                                                ADJUSTMENT
                                                                             STATEMENT OF     --------------
                                                                             OPERATIONS IN                        PRO FORMA
                                                                              ACCORDANCE        INTEREST         STATEMENT OF
                                                                               WITH GAAP      ADJUSTMENT (i)      OPERATIONS
                                                                             ------------------------------------------------
Net service revenue ....................................................     $     55,923      $         --      $    55,923
Direct costs ...........................................................          (27,780)               --          (27,780)
                                                                             ------------      ------------      -----------
Gross profit ...........................................................           28,143                --           28,143
Selling, general and administrative expenses ...........................          (13,759)               --          (13,759)
Depreciation ...........................................................           (2,689)               --           (2,689)
                                                                             ------------      ------------      -----------
Income from operations .................................................           11,695                --           11,695
Interest expense, net ..................................................             (906)              341             (565)
                                                                             ------------      ------------      -----------
Profit before income taxes .............................................           10,789               341           11,130
Provision for income taxes .............................................           (1,869)             (102)          (1,971)
                                                                             ------------      ------------      -----------
Net income .............................................................     $      8,920      $        239      $     9,159
                                                                             ============      ============      ===========

Earnings per share

    Basic ..............................................................     $       0.25                        $      0.26
    Diluted ............................................................     $       0.24                        $      0.24

Number of shares and common stock equivalents used in computing loss per share:

    Basic ..............................................................       35,570,449                         35,831,318
    Diluted ............................................................       37,385,219                         37,646,089

NOTES:

(i) The interest adjustment excludes the costs arising in the 13 weeks ended September 30, 2002 of terminating interest rate swaps and interest rate cap and collar agreements in connection with bank facilities repaid out of our IPO proceeds, and includes interest on our new bank credit facilities for the period from July 1, 2002 to July 5, 2002 - the date the Company drew down $70 million under these facilities.

                          INVERESK RESEARCH GROUP, INC.

                 RECONCILIATION OF PRO FORMA AND ACTUAL RESULTS
                        39 WEEKS ENDED SEPTEMBER 30, 2002
                                ($ IN THOUSANDS)

                                                                                 PRO FORMA ADJUSTMENTS
                                                                                 ---------------------
                                                           STATEMENT OF
                                                          OPERATIONS IN    REVERSE NON-                           PRO FORMA
                                                             ACCORDANCE       RECURRING           INTEREST     STATEMENT OF
                                                              WITH GAAP      CHARGES(i)    ADJUSTMENT (ii)       OPERATIONS
                                                          ---------------------------------------------------------------
Net service revenue .................................     $    164,635      $        --         $      --      $   164,635
Direct costs ........................................          (81,977)              --                --          (81,977)
                                                          ------------      -----------         ---------      -----------
Gross profit ........................................           82,658               --                --           82,658
Selling, general and administrative expenses                   (96,098)          54,565                --          (41,533)
Depreciation ........................................           (7,510)              --                --           (7,510)
                                                          ------------      -----------         ---------      -----------
Income (loss) from operations .......................          (20,950)          54,565                --           33,615
Interest expense, net ...............................           (9,923)              --             7,570            2,353
                                                          ------------      -----------         ---------      -----------
Profit (loss) before income taxes ...................          (30,873)          54,565             7,570           31,262
Provision for income taxes ..........................           (4,958)              --            (2,271)          (7,229)
                                                          ------------      -----------         ---------      -----------
Net income (loss) before extraordinary item .........     $    (35,831)     $    54,564         $   5,299      $    24,033
                                                          ============      ===========         =========      ===========

Earnings (loss) per share

    Basic ...........................................     $      (1.30)                                        $      0.67
    Diluted .........................................     $      (1.30)                                        $      0.64

Number of shares and common stock equivalents used in computing loss per share:

    Basic ...........................................       27,637,956                                          35,696,350
    Diluted .........................................       27,637,956                                          37,511,121

NOTES:

(i)   The adjustments in relation to removal of non-recurring charges exclude:
      (a) the non-recurring compensation expenses in respect of share options and management equity incentives of $53.020 million in the 39 week period ended September 30, 2002; and (b) and the stamp duty tax charge of $1.545 million arising on the change of ultimate parent company.

(ii) The interest adjustment excludes: (a) the interest costs arising in the period to July 5, 2002 on our 10% unsecured subordinated loan stock due 2008 and on pre-IPO bank debt (both of which were fully repaid following the IPO); and (b) amortization of the deferred issue costs on this debt and the costs related to the interest rate hedges associated with this debt. In the period to July 5, 2002, interest is included for the $70 million drawn down under our new bank credit facilities (calculated at 5.0% per annum). In addition, we excluded the costs ($0.239 million, net of tax) arising in the 13 weeks ended September 30, 2002 of terminating interest rate swaps and interest rate cap and collar agreements in connection with the bank facilities repaid out of the proceeds of the IPO.

                          INVERESK RESEARCH GROUP, INC.

                         CONSOLIDATED BALANCE SHEET DATA
                                ($ IN THOUSANDS)

                                        SEPTEMBER 30,   DECEMBER 30,
                                                 2002           2001
                                         ---------------------------
           Total current assets ....       $  83,726      $  77,435
           Total other assets ......         236,012        224,391
           Total current liabilities         (78,157)      (192,328)
           Total other liabilities .         (98,915)      (116,883)
                                           ---------      ---------
           Shareholders' equity ....       $ 142,666      $  (7,385)
                                           =========      =========

                                CAPITAL EMPLOYED

                                               SEPTEMBER 30,
                                                        2002
                                               -------------
                   Shareholders' equity ....      $ 142,666
                   Gross financial debt ....         74,326
                   Cash and cash equivalents        (14,846)
                                                  ---------
                   Total capital employed ..      $ 202,146
                                                  =========